Exhibit 10.1

HCP, INC. STOCKHOLDERS AGREEMENT

Dated as of December 13, 2010

i

7.5	Successors and Assigns	24

7.6	Severability	24

7.7	Counterparts	24

7.8	Entire Agreement	24

7.9	Governing Law; Jurisdiction	24

7.10	WAIVER OF JURY TRIAL	25

7.11	Specific Performance	25

7.12	No Third Party Beneficiaries	25

7.13	Notices	25

ii

STOCKHOLDERS AGREEMENT, dated as of December 13, 2010 (as it may be amended from time to time, this “Agreement”), among (i) HCP, Inc., a Maryland corporation (the “Company”), (ii) HCR ManorCare, Inc, a Delaware corporation (including as converted to a limited liability company, “ManorCare”), and (iii) Carlyle Partners V MC, L.P., a Delaware limited partnership, Carlyle MC Partners, L.P., a Delaware limited partnership, Carlyle Partners V-A MC, L.P., a Delaware limited partnership, CP V Coinvestment A, L.P., a Delaware limited partnership, and CP V Coinvestment B, L.P., a Delaware limited partnership (each, together with ManorCare and any Subsidiary of ManorCare that receives Shares on the Closing Date in connection with the Purchase, an “Initial Investor” and collectively, the “Initial Investors”).

W I T N E S S E T H:

WHEREAS, on the date hereof, the Company, HCP 2010 REIT LLC, a Delaware limited liability company and an indirect subsidiary of the Company (“Buyer”), ManorCare, HCR Properties, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of ManorCare (“PropCo”), and HCR Healthcare, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of ManorCare, have entered into a Purchase Agreement (as it may be amended from time to time, the “Purchase Agreement”) pursuant to which Buyer will acquire all of the outstanding limited liability company interests of PropCo (the “Purchase”);

WHEREAS, ManorCare will receive shares (“Shares”) of common stock, par value $1.00 per share, of the Company (“Company Common Stock”) in connection with the Purchase, including (i) pursuant to the payment of the Increase Amount, if any, in accordance with Section 3.6.5 of the Purchase Agreement and (ii) (subject to the terms of the Escrow Agreement) pursuant to the Escrow Agreement; and

WHEREAS, the Initial Investors and the Stockholders are the owners of the capital stock of ManorCare;

WHEREAS, ManorCare will cause the Shares issued in the Purchase to be dividended to the other Initial Investors and the Stockholders;

WHEREAS, each of the parties hereto wishes to set forth in this Agreement certain terms and conditions regarding the Investors’ and the Stockholders’ ownership of the Shares.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1           Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Affiliate” means, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first-mentioned Person.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of any law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding of any Governmental Entity.

“Beneficially Own” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that solely for the purposes of determining the Shares with respect to which an Investor is required to vote, cause the record holder to attend a meeting, or take any other action required under this Agreement, such Investor shall be deemed not to Beneficially Own such Shares unless such Investor holds the voting or other power that is reasonably necessary to comply with such obligation.

“Board” has the meaning set forth in Section 2.1.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or required by law to close in the United States or New York, New York.

“Buyer” has the meaning set forth in the recitals.

“Carlyle Holders” means Carlyle Partners V MC, L.P., Carlyle MC Partners, L.P., Carlyle Partners V-A MC, L.P., CP V Coinvestment A, L.P., CP V Coinvestment B, L.P., and any Affiliate of any such Investor that is issued or Transferred Registrable Securities after the date hereof.

“Carlyle Majority” means Carlyle Holders that, in the aggregate, hold a majority of the total number of Registrable Securities held by all Carlyle Holders.

“Closing” has the meaning set forth in the Purchase Agreement.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act or the Exchange Act, as applicable.

“Company” has the meaning set forth in the preamble.

“Company Common Stock” has the meaning set forth in the recitals.

“Consent of the Investors” means, unless the context expressly provides otherwise, the consent of Investors holding a majority of the Shares held by Investors at the time of the applicable consent.

“Control” means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

“Covered Person” has the meaning set forth in Section 5.1(a).

“Demand Rights Commencement Date” has the meaning set forth in Section 4.1(a).

“Demand Registration” has the meaning set forth in Section 4.1(a).

“Escrow Agreement” has the meaning set forth in the Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any national, federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or self-regulatory organization.

“Increase Amount” has the meaning set forth in the Purchase Agreement.

“Initial Investor” and “Initial Investors” have the meaning set forth in the preamble.

“Investor” and “Investors” means (i) the Initial Investors and (ii) any Permitted Transferee to whom any Investor Transfers ManorCare Common Stock before the Closing Date.

“Investor Designee” means Paul Ormond.

“Investor Rights Termination Event” shall be deemed to occur if, as of the end of any Business Day following the Closing Date, the Investors Beneficially Own less than 5% of then-outstanding shares of Company Common Stock.

“ManorCare” has the meaning set forth in the preamble.

“ManorCare Common Stock” has the meaning set forth in Section 3.1(a).

“Purchase” has the meaning set forth in the recitals.

“Purchase Agreement” has the meaning set forth in the recitals.

“Nominating and Corporate Governance Committee” means the Nominating and Corporate Governance Committee of the Board or any such successor or replacement committee.

“Permitted Transferee” has the meaning set forth in Section 3.1(a).

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

“Piggyback Registration” has the meaning set forth in Section 4.2(a).

“PropCo” has the meaning set forth in the recitals.

“Public Offering” means a public offering of equity securities of the Company, whether or not for sale for the Company’s account, pursuant to an effective Registration Statement under the Securities Act (other than a Special Registration).

“register”, “registered” and “registration” shall refer to a registration effected by preparing and (i) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (ii) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement.

“Registrable Securities” means any Shares held by the Stockholders; provided that the Shares shall cease to be Registrable Securities when (i) they are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) they are sold pursuant to Rule 144 (or any successor provision) under the Securities Act and subsequent disposition of such Shares shall not require registration or qualification of such securities under the Securities Act, or (iii) they shall have ceased to be outstanding.

“Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, all registration and filing fees, Financial Industry Regulatory Authority, Inc. fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

“Registration Request” has the meaning set forth in Section 4.1(a).

“Registration Statement” means the prospectus and other documents filed with the Commission to effect a registration under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder and fees and disbursements of counsel for any holder of Registrable Securities.

“Shares” shall have the meaning set forth in the recitals and shall also be deemed to refer to any securities issued in respect of the shares of Company Common Stock received by the Stockholders in connection with the Purchase, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Shelf Registration” has the meaning set forth in Section 4.3.

“Shelf Registration Statement” means a Registration Statement on Form S-3 (or any successor or similar provision) or any similar short-form or other appropriate Registration Statement that may be available at such time, in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any successor or similar provision) under the Securities Act covering Registrable Securities. To the extent that the Company is a “well-known seasoned issuer” (as such term is defined in Rule 405 (or any successor or similar rule) of the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an “automatic shelf registration statement,” as such term is defined in Rule 405 (or any successor or similar rule) of the Securities Act.

“Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or any successor or similar forms for similar purposes) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its direct or indirect subsidiaries or in connection with dividend reinvestment plans.

“State Act” has the meaning set forth in Section 3.1(b).

“Stockholders” means (i) the Investors and any Persons set forth on Annex A and (ii) any Permitted Transferee to whom any Stockholder Transfers Shares after the Closing Date in compliance with the terms of this Agreement.

“Subsidiary” has the meaning set forth in the Purchase Agreement.

“Transfer” means any sale, assignment, disposition or other transfer of any capital stock or any security which references the capital stock, or any synthetic, hedging or derivative transaction which has the effect of any of the foregoing.

“VCOC” has the meaning set forth in Section 2.3.

“VCOC Investor” means any Investor designated as a VCOC Investor in a written notice by a Carlyle Majority to the Company from time to time.

1.2           Terms Generally.  In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) “it” or “its” or words denoting any gender include all genders, (iii) the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation,” whether or not expressed, (iv) any reference in this Agreement to a Section, Article, Exhibit or Schedule refers to a Section or Article of or an Exhibit or Schedule to this Agreement, unless otherwise stated, (v) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day, (vi) the words “shall” and “will” have the same meaning, (vii) “hereof”, “herein”, “hereby”, “hereto” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement, (viii) any Applicable Law defined or referred to herein means such Applicable Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Applicable Laws, (ix) the term “dollars” and “$” means United States dollars, and (x) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  The definitions given for terms in Article I and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person.  Certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement.  All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.  References herein to any agreement or letter (including the Purchase Agreement) shall be deemed references to such agreement or letter as it may be amended, restated or otherwise revised from time to time.  Unless the context expressly provides otherwise, subject to Section 2.2(e), any reference to a designation, notice or other action by the Investors means such action by the Investors holding a majority of the Shares held by Investors at the time of the applicable consent.

ARTICLE II

GOVERNANCE

2.1           Composition of the Board of Directors On the Day Immediately Following the Closing Date.  On the day immediately following the Closing Date, (i) the number of directors on the Company’s board of directors (the “Board”) shall be increased by one (and the Board shall take all action necessary to effect such increase) and (ii) the Nominating and Corporate Governance Committee will recommend to the Board, and the Board will elect, the Investor Designee to the Board to fill such vacancy (effective on the date immediately following the Closing Date).  Notwithstanding the foregoing, if the Investors and the Stockholders own less than 5% of the then outstanding Company Common Stock at the time of the Closing, the Board will not be required to appoint the Investor Designee.

2.2           Composition of the Board of Directors Following the Closing Date.

(a)        Following the Closing Date and until the Investor Rights Termination Event, at each annual or special meeting of stockholders of the Company at which directors are to be elected to the Board, the Company will use its reasonable best efforts to cause the nomination and election to the Board of a slate of directors that includes the Investor Designee by including the Investor Designee in the slate of nominees recommended for election to the Board in the Company’s proxy statements with respect to such meeting; provided that, in any event, the Investor Designee desires to be nominated for service and is willing to the serve on the Board.

(b)        Prior to the Investor Rights Termination Event, the Board will not remove, or recommend to the stockholders of the Company removal of, the Investor Designee without the prior written Consent of the Investors unless (i) the election of the Investor Designee to the Board would cause the Company to be not in compliance with Applicable Law so long as the Company, the Board and the Nominating and Corporate Governance Committee have taken all reasonable actions to cause the election of the Investor Designee to be in compliance with Applicable Law, (ii) the Investor Designee has been the subject of a conviction or proceeding enumerated in Item 2(d) or (e) of Schedule 13D (under Rule 13d-101 promulgated under the Exchange Act) in the five (5)-year period preceding such date, or (iii) the Investor Designee is or has been a party to a proceeding, or is subject to an order, judgment or decree, of the type enumerated in Item 401(f) of Regulation S-K in the ten (10)-year period preceding such date or is subject to any order, decree or judgment of any court or agency prohibiting service as a director of any public company.

(c)        Subject to the occurrence of the Investor Rights Termination Event, in the event the Investor Designee fails to be elected to the Board following any annual or special meeting of the stockholders at which the Investor Designee stood for election as a director but was nevertheless not elected, the Board will have no obligation to nominate a replacement Investor Designee for election at any subsequent meeting of stockholders of the Company at which directors are to be elected.

(d)        The Company will at all times provide the Investor Designee with the same rights to indemnification that it provides to the other members of the Board.

(e)        At any time, and from time to time, when (i) the Investors are entitled to designate the Investor Designee and (ii) a VCOC Investor holds Shares, such VCOC Investor shall be entitled to designate the Investor Designee.

(f)         Following the Investor Rights Termination Event, upon the request of the Board, the Investors shall use reasonable best efforts to cause the Investor Designee to resign as a director of the Company.

2.3           Venture Capital Qualifying Investment. Subject to Applicable Law, the Company shall (i) furnish each VCOC Investor with such financial and operating data and other information with respect to the business and properties of the Company as the Company prepares and compiles for its directors in the ordinary course and as such VCOC Investor may from time to time reasonably request and provide such VCOC Investor reasonable access to the books and records of the Company, including financial and operating data and (ii) permit each VCOC

Investor to discuss the affairs, finances and accounts of the Company, and to make proposals and furnish advice with respect thereto, with the principal officers of the Company from time to time and, in any event, within thirty (30) days after the end of each fiscal quarter of the Company.  The provisions of this Section 2.3 shall terminate on the date on which, in each VCOC Investor’s good faith judgment, the provisions of this Section 2.3 are no longer required in order for the ownership of the Shares to qualify as a venture capital investment within the meaning of Department of Labor “plan asset” regulations (a “VCOC”).  The Investors agree to notify the Company promptly if, in each VCOC Investor’s good faith judgment, the provisions set forth in this Section 2.3 are no longer required in order for the ownership of the Shares to qualify as a VCOC.

ARTICLE III

TRANSFERS

3.1           Transfer Restrictions.

(a)        Without the prior written consent of the Company, no Investor shall Transfer (which shall not include the conversion of the shares of ManorCare Common Stock into limited liability company interests) any shares of common stock, par value $0.01 per share, of the ManorCare (“ManorCare Common Stock”) between the date hereof and the Closing, other than (i) to an Affiliate of such Investor, (ii) to or for the benefit of any member or members of such Investors’ immediate family (which shall include any spouse, lineal ancestor or descendant or sibling) or to a trust, partnership or limited liability company of or for the benefit of one or more of such Investors or such family members or (iii) to the heirs, executors or legatees of such Investor by operation of law upon death or incapacity of such Investor, in each case, such that the transferee referenced above agrees to be bound by the provisions of this Agreement as if it were an Investor hereunder (each, a “Permitted Transferee”).

(b)        Any certificates for Shares issued pursuant to the Purchase or issued to the Investors subsequent to the Closing as a result of any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization shall bear a legend (and an appropriate comparable notation or other arrangement will be made with respect to any uncertificated Shares) referencing restrictions on transfer of such Shares under the Securities Act which legend shall state in substance:

“The securities evidenced by this certificate have been issued and sold without registration under the United States Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state of the United States (a “State Act”) in reliance upon certain exemptions from registration under said laws.  The securities evidenced by this certificate cannot be sold, assigned or otherwise transferred within the United States unless such sale, assignment or other transfer is (i) made pursuant to an effective registration statement under the Securities Act and in accordance with each applicable State Act or (ii) exempt from, or not subject to, the Securities Act and each applicable State Act.”

(c)        Notwithstanding the foregoing, the holder of any certificate(s) for Shares shall be entitled to receive from the Company, without expense, new certificates for a like number of Shares not bearing such legend (or the elimination or termination of such notation or arrangement) upon the request of such holder if (i) at such time such restrictions are no longer applicable, or (ii) upon the Transfer of such Shares other than to a Permitted Transferee, so long as (in the case of clause (ii)), if required by the Company’s transfer agent, with respect to the restriction on transfer of such Shares other than pursuant to a registration statement under the Securities Act, such holder delivers an opinion of counsel to such holder, which opinion is reasonably satisfactory in form and substance to such transfer agent, that the restriction referenced in such legend (or such notation or arrangement) is no longer required in order to ensure compliance with the Securities Act; provided, that if the Transfer contemplated by clause (ii) above is of less than all of the Shares represented by any certificate, then, subject to the other provisions of this Section 3.1(c), the certificate representing the Shares retained by such holder may bear the legends contemplated by Section 3.1(b).

ARTICLE IV

REGISTRATION

4.1          Demand Registrations.

(a)        Requests for Registration. Subject to Section 4.1(b), at any time following the date that is the earlier of (i) one hundred eighty (180) days after the Closing Date; and (ii) ninety (90) days after the later of the Closing Date and the completion of an offering by the Company of equity securities in exchange for cash, the proceeds of which (when added to the proceeds of all offerings by the Company of equity securities since the date of the Purchase Agreement) are equal to or greater than One Billion Five Hundred Million Dollars ($1,500,000,000), (the “Demand Rights Commencement Date”), an Investor or Investors representing a Carlyle Majority may request in writing that the Company effect the registration (which, for avoidance of doubt, may be a Shelf Registration) of all or any part of the Registrable Securities held by such Investor or Investors (a “Registration Request”) (which Registration Request shall specify the number of Registrable Securities intended to be registered, the intended method of distribution and the identity of the Investor or Investors making the Registration Request), provided, however, that the minimum number of Registrable Securities relating to any Registration Request must be no less than 0.5% of the then-outstanding Shares.  Promptly after its receipt of any Registration Request, the Company will give written notice of such request to all other holders of Registrable Securities (which notice shall be given in any event within five (5) Business Days of the date on which the Company received the applicable Registration Request) and will use its reasonable best efforts to register, as soon as practicable (and in any event within sixty (60) days of the date of such Registration Request) in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered in the Registration Request or by any other holders of Registrable Securities by written notice to the Company given within ten (10) Business Days after the date the Company has given such holders of Registrable Securities notice of the Registration Request. Any registration requested by an Investor or Investors pursuant to this Section 4.1(a) is referred to in this Agreement as a “Demand Registration.”

(b)        Limitation on Demand Registrations.

(i)    The Company shall not be required to (A) effect more than four (4) Demand Registrations or underwritten takedowns under the Shelf Registration Statement (and not more than two (2) Demand Registrations in any twelve (12)-month period), (B) effect a Demand Registration or underwritten takedown under the Shelf Registration Statement unless the expected gross proceeds of the offering of Registrable Securities to be included in such Demand Registration or underwritten takedown are at least 0.5% of then-outstanding Shares, (C) cause any Demand Registration to become effective prior to the Demand Rights Commencement Date, or (D) effect a Demand Registration if within 120 days of any other Demand Registration.  No Demand Registration or underwritten takedown will count for the purposes of the limitations in this Section 4.1(b) unless a Registration Statement covering not less than all Registrable Securities specified in the applicable Registration Request for sale in accordance with the intended method of distribution specified in the applicable Registration Request has been declared or ordered effective by the Commission and remains continuously effective until (A) in the case of a Shelf Registration, the earlier of (i) three (3) years after its effective date, (ii) the date on which all Registrable Securities covered thereby have been sold pursuant to such registration and (iii) the first date on which no Registrable Securities remain outstanding and (B) in the case of a Registration Statement that does not relate to a Shelf Registration, the earlier of (x) date on which all Registrable Securities covered thereby have been sold pursuant to such registration (or if earlier, the first date on which no Registrable Securities remain outstanding) and (y) the close of business on the 180th day after such registration has been declared or ordered effective by the Commission.

(ii)   Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file a Registration Statement if the Company has notified the Investor or Investors making the Registration Request that, in the good faith judgment of the Company, (A) it would be materially detrimental to the Company for such registration to be effected at such time or (B) solely during the period from the last Business Day of any fiscal quarter through and including the Business Day after the day on which the Company publicly releases its earnings information for such quarter, it would be not be appropriate for such registration to be effected at such time in light of the pending earnings release, in each case the Company shall have the right to defer such filing for a period of not more than twenty (20) Business Days after receipt of the request of the Investor or Investors; provided that such right to delay a request pursuant to this Section 4.1(b)(ii) shall be exercised by the Company (1) in the cause of clause (A) above, not more than two periods in any twelve (12)-month period and (2) in the case of this Section 4.1(b)(ii), not more than forty (40) Business Days in the aggregate in such twelve (12) month period.  If the Company postpones the filing of a prospectus or the effectiveness of a Registration Statement pursuant to this Section 4.1(b)(ii), an Investor or Investors will be entitled to withdraw its or their Registration Request and, if such request is withdrawn, such registration request will not count for the purposes of the limitation set forth in this Section 4.1(b).

(c)        Selection of Underwriters.

(i)    The lead underwriter to administer the offering in connection with any Demand Registration will be chosen by the Company, subject to the prior written consent, not to be unreasonably withheld, conditioned, or delayed, of the Investors.

(ii)   The right of any holders of Registrable Securities to registration pursuant to this Section 4.1 will be conditioned upon such holders of Registrable Securities agreeing to the method of distribution being proposed by the Investor requesting such Demand Registration and, in the case of an underwritten offering, agreeing to such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting, and, in the case of an underwritten offering, each such holder of Registrable Securities will (together with the Company and the other holders of Registrable Securities distributing their securities through such underwriting) enter into an underwriting agreement in the form reasonably approved by the Investors with the underwriter or underwriters selected for such underwriting.

(d)        Priority on Demand Registrations.  If the managing underwriter advises the Company that in its reasonable opinion the number of Registrable Securities (together with any other securities to be included in such offering) exceeds the number of securities that can be sold in such offering without materially adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such underwriters can be sold without materially adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority:  (i) first, Registrable Securities of the Stockholders, pro rata on the basis of the aggregate number of Registrable Securities owned by all Stockholders who have delivered written requests for registration pursuant to Section 4.1(a), (ii) second, any shares of Company Common Stock to be sold by the Company and (iii) third, any shares of Company Common Stock requested to be included pursuant to the exercise of other contractual registration rights granted by the Company, pro rata among such holders (if applicable) on the basis of the aggregate number of securities requested to be included by such holders.

4.2          Piggyback Registrations.

(a)        Right to Piggyback.  At any time following the Demand Rights Commencement Date, if the Company proposes to register any shares of Company Common Stock (or securities convertible into or exercisable for shares of Company Common Stock) in connection with a Public Offering, other than solely with respect to a Demand Registration or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to Section 4.2(c), shall use its commercially reasonable efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) days after delivery of the Company’s notice (a “Piggyback Registration”). Any holder of Registrable Securities that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth (5th) day prior to the planned effective date of such Piggyback Registration.  The Company may terminate or withdraw any registration under this Section 4.2 prior to the effectiveness of such registration, whether or not any holder of Registrable Securities has elected to include Registrable Securities in such registration, and except for the obligation to pay Registration Expenses pursuant to Section 4.5, the Company will have no liability to any holder of Registrable Securities in connection with such termination or withdrawal.

(b)        Underwritten Registration.  If the registration referred to in Section 4.2(a) is proposed to be underwritten, the Company will so advise the holders of Registrable Securities.  In such event, the right of any holder of Registrable Securities to registration pursuant to this Section 4.2 will be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting, and each such holder of Registrable Securities will (together with the Company and the other holders of Registrable Securities and other holders of securities distributing their securities through such underwriting) enter into an underwriting agreement in customary form and providing for customary underwriting discounts with the underwriter or underwriters selected for such underwriting by the Company; provided that the terms of such agreement (including with respect to underwriting discounts) shall not be less favorable to the holders of Registrable Securities than to the Company or any other holder participating in the registration.

(c)        Priority on Primary Registrations.  If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number that can be sold without materially adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without materially adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority:  (i) first, the shares of Company Common Stock the Company proposes to sell, (ii) second, pro rata, on the basis of the aggregate number of securities requested to be included by such holders the Registrable Securities of any holders of Registrable Securities who have requested registration of Registrable Securities pursuant to Section 4.2(a) and the shares of Company Common Stock proposed to be included by any holders of other piggyback registration rights.

4.3          Shelf Registration Statement.   On the Demand Rights Commencement Date, the Company shall file with the Commission either (i) a Shelf Registration Statement or (ii) pursuant to Rule 424(b) under the Securities Act, a prospectus supplement that shall be deemed to be part of an existing Shelf Registration Statement in accordance with Rule 430B under the Securities Act, in each case relating to the offer and sale of all of the Registrable Securities (the “Shelf Registration”).  The Company shall, if such Shelf Registration Statement is not automatically effective, use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as possible after filing.  The Company shall promptly amend or supplement such Shelf Registration Statement from time to time to include any additional Registrable Securities.  The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to remain effective, including by filing a replacement Shelf Registration Statement upon the expiration of the original Shelf Registration Statement until such time as there are no remaining Registrable Securities, and subject to the limitation on underwritten takedowns set forth in Section 4.1(b)(i), amend the Shelf Registration Statement from time to time as reasonably requested by the holders of Registrable Securities to permit disposition of Registrable Securities pursuant thereto in accordance with the preferred method of distribution of Shares under the Shelf Registration Statement of such holders.

4.4          Registration Procedures. Subject to Section 4.1(b), whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to Sections 4.1 or 4.2 of this Agreement and with respect to a Shelf Registration, the Company shall as promptly as practicable (in each case, to the extent applicable):

(a)        With respect to a Demand Registration or a Piggyback Registration, prepare and file with the Commission a Registration Statement with respect to such Registrable Securities (which, for the avoidance of doubt, may be a Shelf Registration) and use its reasonable best efforts to cause such Registration Statement to become effective, or prepare and file with the Commission a prospectus supplement with respect to such Registrable Securities pursuant to an effective Registration Statement and, upon the request of the holders of a majority of the Registrable Securities registered hereunder, keep such Registration Statement effective or such prospectus supplement current, until (i) in the case of a Shelf Registration (other than the Shelf Registration Statement described in Section 4.3), the earlier of (A) three (3) years after the effective date, (B) the date on which all Registrable Securities covered thereby have been sold pursuant to such registration and (C) the first date on which no Registrable Securities remain outstanding and (ii) in the case of any Registration Statement not related to a Shelf Registration, the earlier of (A) the date on which all Registrable Securities covered thereby have been sold pursuant to such registration, (B) in the case of a Demand Registration pursuant to Section 4.1, the expiration of 90 days after such registration statement becomes effective or (ii) in the case of a Piggyback Registration pursuant to Section 4.2, the expiration of 90 days after such registration statement becomes effective;

(b)        Prepare and file with the Commission such amendments and supplements to the applicable Registration Statement and the prospectus or prospectus supplement used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a);

(c)        Furnish to the holders of Registrable Securities such number of copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)        Use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities, blue sky or other laws of such jurisdictions as shall be reasonably requested by the holders of Registrable Securities, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such holder of Registrable Securities; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to subject itself to taxation or to file a general consent to service of process in any such states or jurisdictions;

(e)        Enter into customary agreements (including, if permitted hereunder, if the method of distribution is by means of an underwriting, an underwriting agreement in customary form with the managing underwriter(s) of such offering) and take such other actions (including participating in and making documents available for the due diligence review of underwriters if the method of distribution is by means of an underwriting) as are reasonably required in order to facilitate the disposition of such Registrable Securities.  Each holder of Registrable Securities participating in such underwriting shall also enter into and perform its obligations under such underwriting agreement;

(f)        With respect to a Demand Registration, at the reasonable request of the Investor who delivered the Registration Request, cause appropriate executives to participate, at the Company’s expense, in customary investor presentations and “road shows” (to be scheduled in a collaborative manner so as not to unreasonably interfere with the conduct of the business of the Company); notwithstanding anything to the contrary herein, (i) the aggregate number of “road shows” the Company shall be required to participate in pursuant to this Agreement shall not exceed six and (ii) the Company shall not be obligated to participate in any “road show” pursuant to this Agreement within 120 days of any other “road show” in which the Company has participated or will be participating pursuant to this Agreement;

(g)        Notify each holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h)        Make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in an underwritten Public Offering and deliver such documents and certificates as may be reasonably requested by the managing underwriter, if any, to evidence compliance with the foregoing and with any customary conditions contained in the applicable underwriting agreement entered into by the Company;

(i)         Use its reasonable best efforts to furnish to the managing underwriter, if any, (i) an opinion of outside legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten Public Offering, addressed to the underwriters, and (ii) a “comfort letter” from the independent registered public accountants of the Company addressed to underwriters, if any, in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten Public Offering;

(j)         Give written notice to the holders of Registrable Securities:

(i)    when any Registration Statement relating to such registrations or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)   of any request by the Commission for amendments or supplements to any Registration Statement filed in connection therewith or the prospectus included therein or for additional information;

(iii)  of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement filed in connection therewith or the initiation of any proceedings for that purpose;

(iv)  of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Company Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)   of the happening of any event that requires the Company to make changes in any effective Registration Statement filed in connection therewith or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

(k)        Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any Registration Statement referred to in Section 4.4(j)(iii) at the earliest practicable time;

(l)         Upon the occurrence of any event contemplated by Section 4.4(j)(v) above, promptly prepare (and afford holders’ counsel reasonable opportunity to review and comment thereon) a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the holders of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the holders of Registrable Securities in accordance with Section 4.4(j)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the holders of

Registrable Securities shall suspend use of such prospectus and use their commercially reasonable efforts to return to the Company all hard copies of such prospectus (at the Company’s expense) other than permanent file copies then in such holder’s possession, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date holders of Registrable Securities shall have received such amended or supplemented prospectus pursuant to this Section 4.4(l);

(m)      Procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the holders of Registrable Securities or the underwriters;

(n)        If requested by the managing underwriter or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a supplement or post-effective amendment such information as the managing underwriter and the holders of a majority of Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such underwritten offering, and make all required filings of such supplement or post-effective amendment as soon as notified of the matters to be incorporated in such supplement or post-effective amendment;

(o)        Cooperate with the selling holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(p)        Use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(q)        Use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on the New York Stock Exchange;

(r)         Use its reasonable best efforts to cause a CUSIP number for all Registrable Securities not later than the effective date of the applicable Registration Statement;

(s)        Following reasonable advance notice, make available for inspection by representatives of the holders of a majority of the Registrable Securities being sold, any underwriter participating in any disposition pursuant to the applicable Registration Statement, and any attorney or accountant retained by such holders (but not more than one firm of counsel and one firm of accountants to such holders) or any such underwriter, all relevant financial and other records and pertinent corporate documents and information of the Company, as shall be reasonably requested in connection with the applicable registration and customary for similar due diligence examinations by underwriters, and cause the Company’s officers, directors and employees to supply such information during normal business hours at the offices where such information is normally kept; and

(t)         Otherwise use its reasonable best efforts to comply with all rules and regulations of the Commission applicable to the Company in connection with such registration, facilitate the registration of such Registrable Securities and make generally available to the Company’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, (A) covering the twelve (12)-month period commencing at the end of the fiscal quarter in which the applicable Registration Statement becomes effective, within ninety (90) days of the end of such twelve (12)-month period, and (B) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the applicable Registration Statement, which statements shall cover such twelve (12)-month period.

4.5          Registration Expenses. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the Shares so registered pro rata on the basis of the aggregate offering or sale price of the Shares so registered; provided that (i) Selling Expenses consisting of fees and disbursements of counsel not authorized by holders of a majority of the Shares so registered shall be borne pro rata by the holders of such Shares who authorized such fees and disbursements and (ii) Selling Expenses consisting of taxes applicable to the Transfer of such Shares shall be borne solely by the holders of the Shares subject to such taxes.

4.6          Participation in Underwritten Registrations.  No holder of Registrable Securities may participate in any registration hereunder that is underwritten unless such holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Investor who delivered the Registration Request, in the case of a registration effected pursuant to Section 4.1 or Section 4.3, or the Company, in the case of a registration effected pursuant to Section 4.2 (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s); provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification.

4.7          Suspension of Sales. Upon receipt of written notice from the Company that a Registration Statement or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, each holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until the holder of Registrable Securities has received copies of a supplemented or amended prospectus or prospectus supplement, or until such holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such holder shall deliver to the Company (at the Company’s expense) all hard copies, other than permanent file copies then in such holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.  The total number of days that any one or more such suspensions may be in effect in any twelve (12)-month period shall not exceed the excess of forty (40) Business Days less the number of Business Days in such twelve (12)-month period that the Company has delayed effecting a registration in reliance on Section 4.1(b)(ii).

4.8          Rule 144; Legended Securities.  The Company will use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, with a view to enabling such holder of Registrable Securities to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act.  Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information requirements.

4.9          Holdback. If requested by the underwriters managing any underwritten offering in which Registrable Securities are eligible to be sold, without the prior written consent of the underwriter for such offering during the period specified by such underwriter, which period shall not exceed fourteen (14) days prior to or sixty (60) days following the effective date of the applicable registration, each holder of Registrable Securities will agree with such underwriter and the other holders of Registrable Securities not to (other than to a Permitted Transferee or as part of such offering) Transfer any Company Common Stock or any other equity securities of the Company; provided, that the Company and all of its executive officers and directors shall have likewise agreed with such underwriter not to issue or (other than as part of such offering) Transfer any shares of Company Common Stock or any securities convertible into or exchangeable or exercisable for shares of Company Common Stock during such period pursuant to an agreement that is substantially identical to the lock-up agreement to be signed by the holders of Registrable Securities, which agreement may not be waived or amended without the consent of the holders of Registrable Securities, except any waiver applicable to any director or executive officer of the Company that is applied equally to the holders of Registrable Securities.  This Section 4.9 shall not apply to any offering by the Company effected during the period following receipt by the Company of any Registration Request for a Demand Registration until the earlier of (A) thirty (30) days after the date on which the Registration Statement filed pursuant to such Registration Request is declared effective and (B) the date on which all securities covered by such Registration Statement have been sold pursuant thereto.

4.10        Delay of Registration; Furnishing Information.

(a)        No holder of Registrable Securities shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of Section 4.2.

(b)                       No holder of Registrable Securities shall use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(c)                        It shall be a condition precedent to the obligations of the Company to file any Registration Statement pursuant to Section 4.1 that the selling holders of Registrable Securities shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities reasonably requested by the Company to the extent such information is necessary to effect the registration of their Registrable Securities.

ARTICLE V

INDEMNIFICATION

5.1                               Indemnification.

(a)                       The Company shall indemnify and hold harmless each holder of Registrable Securities, its officers, directors, employees, agents and managers and each Person who is a controlling Person of such holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being referred to herein as a “Covered Person”) from and against any losses, claims, damages, liabilities, joint or several, and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) to which such Covered Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus used to register Registrable Securities pursuant to this Agreement or any amendment thereof or supplement thereto, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will pay and reimburse such Covered Persons for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to a Covered Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Covered Person expressly for use therein, or arises out of or is based on such holder’s failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with copies thereof.

(b)                       In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and will indemnify and hold harmless, to the extent permitted by law, the Company, its directors and officers, employees, agents, each underwriter and any Person who is or might be deemed to be a controlling Person of the Company, any of its subsidiaries or any underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities, joint or several, to which the Company or any such director, officer, employee, agent, underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein; provided that the obligation to indemnify and hold harmless will be individual and several to each holder of Registrable Securities and will be limited to the net proceeds received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)                        Promptly after receipt by an indemnified Person under subsection (a) or (b) above of notice of the commencement of any action, such indemnified Person shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified Person except to the extent the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action shall be brought against any indemnified Person and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish (and the indemnifying party acknowledges its obligation to indemnify the indemnified parties for losses related to such action), jointly with any other indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person, and, after notice from the indemnifying party to such indemnified Person of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified Person under such subsection for any other legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified Person, in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the foregoing, any indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless the indemnifying party and the indemnified Person shall have mutually agreed to the contrary or the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding, be liable for the fees and expenses of more than one separate firm (in addition to any one firm of local counsel for each jurisdiction) retained by the indemnified Persons for all indemnified persons and that all such fees and expenses of such separate counsel shall be reimbursed as they are incurred.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably denied, withheld, conditioned or delayed, but if settled with such consent or if there be a judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the written consent of the indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified Person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified Person.

(d)                       The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

(e)                        If the indemnification provided for in Section 5.1(a) or Section 5.1(b) is held by a court of competent jurisdiction to be unavailable to an indemnified Person with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified Person thereunder, will contribute to the amount paid or payable by such indemnified Person as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified Person on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.  The relevant fault of the indemnifying party and the indemnified Person will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact was supplied by the indemnifying party or by the indemnified Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding the foregoing, the amount any holder of Registrable Securities will be obligated to contribute pursuant to this Section 5.1(e) will be limited to an amount equal to the net proceeds to such holder of Registrable Securities sold pursuant to the Registration Statement that gives rise to such obligation to contribute (less the aggregate amount of any damages that the holder of Registrable Securities has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.1                               Representations and Warranties of the Investors.  Each of the Investors, on behalf of itself and not any other Investor, hereby represents and warrants to the Company as follows:

(a)                       Such Investor is the sole record and (other than Affiliates holding Beneficial Ownership through such Investor) Beneficial Owner of the number of shares of ManorCare Common Stock listed on Annex B opposite such Investor’s name and such shares constitute all of the shares of capital stock of ManorCare owned of record or Beneficially Owned by such Investor.

(b)                       If such Investor is not an individual, such Investor has been duly formed, is validly existing and is in good standing under the laws of its state of organization. Such Investor has all requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(c)                        The execution and delivery by such Investor of this Agreement, the performance by such Investor of its obligations under this Agreement and the consummation of the transactions contemplated hereby (assuming that the consents, approvals and filings referred to in Section 4.3 of the Purchase Agreement are duly obtained and/or made) do not and will not conflict with, violate any provision of, or require the consent or approval of any Person under, Applicable Law, the organizational documents of such Investor or any contract or agreement to which such Investor is a party.

(d)                       The execution, delivery and performance of this Agreement by such Investor has been duly authorized by all necessary corporate, partnership or limited liability company action on the part of such Investor.  This Agreement has been duly executed and delivered by such Investor and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(e)                        Such Investor: (i) is acquiring the Shares for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” laws, or with any present intention of distributing or selling such Shares in violation of any such laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision and (iii) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.  Such Investor has requested, received, reviewed and considered all information that such Investor deems relevant in making an informed decision to invest in the Shares and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and also had an opportunity to ask questions of officers of the Company that were answered to such Investor’s satisfaction. Such Investor understands that the Company is relying on the statements contained herein to establish an exemption from registration under the Securities Act and under state securities laws and acknowledges that the Shares are not registered under the Securities Act or any other Applicable Law and that such Shares may not be Transferred except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom.

6.2                               Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors as follows:

(a)                       The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Maryland.  The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b)                       The execution and delivery by the Company of this Agreement, the performance of the obligations of the Company under this Agreement and the consummation of the transactions contemplated hereby (assuming that the consents, approvals and filings referred to in Section 4.3 of the Purchase Agreement are duly obtained and/or made) do not and will not conflict with, violate any provision of, or require any consent or approval of any Person under, Applicable Law, the organizational documents of the Company or any contract or agreement to which the Company is a party.

(c)                        The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

ARTICLE VII

MISCELLANEOUS

7.1                               Term.  This Agreement will be effective as of the Closing and, except as otherwise set forth herein, will continue in effect thereafter until the earliest of (a) the termination of the Purchase Agreement, (b) its termination by the consent of all parties hereto or their respective successors in interest and (c) the date, on or after the Closing Date, on which the Investors no longer own more than 0.5% of the then-outstanding shares of Company Common Stock.

7.2                               No Inconsistent Agreements.  The Company will not hereafter enter into any agreement with respect to its securities that violates the rights granted to the holders of Registrable Securities in this Agreement.

7.3                               Investor Actions. Except as otherwise expressly contemplated in this Agreement, any action taken by the Investors pursuant to this Agreement shall be by the act of the holders of a majority of the Shares held by all Investors.

7.4                               Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Consent of the Investors.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

7.5                               Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Investors, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the Company.  Notwithstanding the foregoing, any Investor may assign all or any portion of its rights under this Agreement to a Permitted Transferee of such Investor. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.  Any attempted assignment in violation of this Section 7.5 shall be void.

7.6                               Severability.  The illegality or partial illegality of any or all of this Agreement or any provision hereof shall not affect the validity of the remainder of this Agreement, or any provision hereof, and the illegality or partial illegality of this Agreement shall not affect the validity of this Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made.

7.7                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one agreement.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other parties, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or electronic delivery in .pdf format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

7.8                               Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Purchase Agreement (and the agreements contemplated thereby), constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

7.9                               Governing Law; Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of Delaware, without regard to any conflicts or choice of law principles or rules, whether of Delaware or of another jurisdiction.  The parties hereto agree that any suit, action or proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the State of Delaware.  Each of the parties hereto submits to the personal jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding.  Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court in Delaware or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

7.10                        WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

7.11                        Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that, except as otherwise provided in Section 4.10, the parties shall be entitled to an injunction or injunctions or other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court set forth in Section 7.9, in addition to any other remedy to which they are entitled at law or in equity.

7.12                        No Third Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, provided that (i) the Stockholders not party to this Agreement are intended third party beneficiaries of Article VI and (ii) the Persons indemnified under Article V are intended third party beneficiaries of Article V.

7.13                        Notices.  All notices required or permitted pursuant to this Agreement shall be in writing (including facsimile or similar writing) and shall be deemed to be properly given (i) if given by facsimile, when the facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received, (ii) if given by email, when the email is transmitted to the email address specified in this Section 7.13 and receipt of such email is confirmed, or (iii) if given by overnight courier or personal delivery, when delivered at the address stated below, or at such other address as a party may provide by notice to the other parties:

If to the Company, to:

HCP, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, CA 90806
Attention:	James F. Flaherty III
J. Alberto Gonzalez-Pita
Facsimile:	(562) 733-5200
Email:	jflaherty@hcpi.com
agonzalez@hcpi.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attention:	Joseph A. Coco
Thomas W. Greenberg
Kenneth M. Wolff
Facsimile:	(212) 735-2000
Email:	joseph.coco@skadden.com
thomas.greenberg@skadden.com
kenneth.wolff@skadden.com

If to a Carlyle Holder, to:

TC Group, L.L.C.
c/o The Carlyle Group
520 Madison Avenue, 42nd Floor
New York, New York 10022
Attention:	Karen Bechtel
Stephen Wise
Facsimile:	(212) 813-4990
Email:	karen.bechtel@carlyle.com
steve.wise@carlyle.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, DC 20004
Attention:	Daniel T. Lennon
David I. Brown
Facsimile:	(202) 637-2201
Email:	daniel.lennon@lw.com
david.brown@lw.com

If to any Initial Investor who is not a Carlyle Holder, to the address set forth on such Initial Investor’s signature page hereto.

[The remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

HCP, Inc.

By:	/s/ Paul F. Gallagher
Name:	Paul F. Gallagher
Title:	Executive Vice President – Chief Investment Officer

Signature Page to Stockholders Agreement

INVESTORS

CARLYLE MC PARTNERS, L.P.,

By: TC Group V, L.P.,
its General Partner

By: TC Group V Managing GP, L.L.C.,
its General Partner

By: TC Group, L.L.C.,
its Managing Member

By: TCG Holdings, L.L.C.,
its Managing Member

By:	/s/ Stephen Wise
Name: Stephen Wise
Title: Managing Director

Signature Page to Stockholders Agreement

CARLYLE PARTNERS V-A MC, L.P.,

By: TC Group V, L.P.,
its General Partner

By: TC Group V Managing GP, L.L.C.,
its General Partner

By: TC Group, L.L.C.,
its Managing Member

By: TCG Holdings, L.L.C.,
its Managing Member

By:	/s/ Stephen Wise
Name: Stephen Wise
Title: Managing Director

CARLYLE PARTNERS V MC, L.P.,

By: TC Group V, L.P.,
its General Partner

By: TC Group V Managing GP, L.L.C.,
its General Partner

By: TC Group, L.L.C.,
its Managing Member

By: TCG Holdings, L.L.C.,
its Managing Member

By:	/s/ Stephen Wise
Name: Stephen Wise
Title: Managing Director

Signature Page to Stockholders Agreement

CP V COINVESTMENT A, L.P.,

By: TC Group V, L.P.,
its General Partner

By: TC Group V Managing GP, L.L.C.,
its General Partner

By: TC Group, L.L.C.,
its Managing Member

By: TCG Holdings, L.L.C.,
its Managing Member

By:	/s/ Stephen Wise
Name: Stephen Wise
Title: Managing Director

Signature Page to Stockholders Agreement

CP V COINVESTMENT B, L.P.,

By: TC Group V, L.P.,
its General Partner

By: TC Group V Managing GP, L.L.C.,
its General Partner

By: TC Group, L.L.C.,
its Managing Member

By: TCG Holdings, L.L.C.,
its Managing Member

By:	/s/ Stephen Wise
Name: Stephen Wise
Title: Managing Director

HCR MANORCARE, INC.

By:	/s/ Paul A. Ormond
Name:	Paul A. Ormond
Title:	President and Chief Executive Officer

Signature Page to Stockholders Agreement